EXHIBIT-99.1


                   AMERICAN HOME PRODUCTS CORPORATION
      FIVE GIRALDA FARMS, MADISON, NEW JERSEY 07940, (201)660-5000

                                                        EXECUTIVE OFFICES

FOR IMMEDIATE RELEASE

Contact:
John R. Considine
(201) 660-6429

                   AMERICAN HOME PRODUCTS CORPORATION
              OFFERS TO ACQUIRE AMERICAN CYANAMID COMPANY

Madison, NJ, August 2, 1994 -- American Home Products Corporation (NYSE:AHP) announced today that it is transmitting a letter to Albert J. Costello, Chairman and Chief Executive Officer of American Cyanamid Company, offering to acquire American Cyanamid for $95 per share in cash, representing a premium of more than 50% over yesterday's closing market price, which has increased in excess of 50% from trading levels less than six months ago. American Home Products is prepared to complete the transaction expeditiously subject to formal approval by its Board of Directors at a special board meeting scheduled for August 16; Hart-Scott-Rodino antitrust clearance; there being no significant asset sales or other transactions by American Cyanamid prior to closing; and the elimination or satisfaction of applicable anti-takeover provisions.

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